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                                                                   EXHIBIT 10.44

                                December 21, 2002

Mr. Jack Dillon
8108 Autumn Gate Lane
Bethesda, MD 20817

Dear Jack:

     I am pleased to offer you the position of Senior Vice President, Government Solutions of Viisage Technology, Inc. (the "Company") commencing February 24, 2003. The attached position description provides an overview of this position. The terms of the offer are as follows:

1. Base Salary: $200,000 per year, subject to annual review by the Compensation Committee of the Board of Directors.

2. Bonus: On target of $75,000 for calendar year 2003. The criteria for payment of the bonus will be set at 50% based upon the performance objectives of the company and 50% based upon subjective performance criteria to be mutually established by you and the CEO. For 2003, the subjective bonus payment portion ($37,500) will be guaranteed and paid out at 100%. The total bonus will be evaluated and awarded as a single payment in early 2004.

3.   Stock Options:

          (a) Upon the commencement of your employment, the Company will grant you nonqualified options to purchase 75,000 shares of common stock of the Company pursuant to the Company's 1996 Management Stock Option Plan, as amended (the "Plan"), at an exercise price equal to the Nasdaq closing price on the date of grant. These options will vest in three increments of 25,000 shares beginning on your first anniversary, commencing February 24, 2004, 25,000 shares continuing thereafter on February 24, 2005 and 25,000 shares on February 24, 2006. The exercise price for this grant will be set at the closing market price of Viisage's common stock on 21 February 2003. You will also be eligible to receive additional stock option grants on an annual basis depending upon performance and contribution.

          (b) Your options will accelerate (forward vest) upon a change in control of the Company. A "change in control" means and shall be deemed to occur if any of the following occurs: (i) any Person is or becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities; or (ii) individuals comprising the Incumbent Board, or individuals approved by a majority of the Incumbent Board, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) approval by the stockholders of the Company of a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the Company's then outstanding voting securities; or (iv) approval by the stockholders of

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Mr. Jack Dillon
December 21, 2002
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     the Company of (A) a complete or substantial liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the Company. An underwritten public offering of common stock of the Company, including the completion of any sale of common stock pursuant to an underwriter's over-allotment option, and any offering to employees pursuant to a registration statement on Form S-8 or other similar offering shall not be counted toward a change in control for these purposes. For purposes of the foregoing: "Incumbent Board" shall mean those individuals who comprised the Board of Directors of the Company on the date hereof; and "Person" shall have the meaning used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act, provided that, it shall not include Denis K. Berube, Joanna T. Lau, Lau Acquisition Corp., the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned by the stockholders of Lau Acquisition Corp.

          (c) In all cases, the vesting of your options is conditioned on your being employed by the Company on the vesting date. Your options will expire on the tenth anniversary of the date of grant and must be exercised within 90 days of the termination of your employment (or within one year if your employment terminates as a result of death or disability). Your options will be subject to the terms and conditions of the Plan and the option agreement issued to you thereunder, which will incorporate the essential terms set forth in this Section 3.

4. Benefits: You will participate in the Company's standard employee benefit plans, as may be in effect from time to time, for which you qualify. A summary of the current benefits has been furnished to you. Your annual vacation will be calculated at the rate of four weeks annually.

5.   Severance Agreement: If (i) your employment is terminated by the Company or
     (ii) the Company fails to continue you in the position of Senior Vice President or reduces your compensation in bad faith or (iii) the Company changes your job location by more than fifty (50) miles, and you resign as a result of any of the above, the Company will continue to pay your then current base salary in accordance with regular payroll practices for six months following the termination date; provided that no severance payments will be made if your employment with the Company is terminated for "cause." Further, upon the termination of your employment by the Company, you will be entitled to receive any bonus earned pursuant to Section 2 above for the period prior to the termination date. Additionally, any options awarded to you and not vested at the time of your termination will accelerate (forward vest) should your employment be terminated by the Company without cause. "Cause" shall mean you have (i) been convicted of or entered a plea of no contest relating to any illegal act that materially and adversely reflects upon the business, affairs or reputation of Viisage, or (ii) materially neglected to discharge your responsibilities as an executive employee of Viisage, provided that any termination under this clause (ii) shall occur only after the written notice to you and an opportunity to cure such breach within 30 days of such notice. For purposes of this Section 5, the term "Company" shall include any successor to the Company's business. Further, should the company be acquired as a result of a change of

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Mr. Jack Dillon
December 21, 2002
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     control, the company will assure that you are retained for a minimum of one year by the acquiring firm or you will be granted compensation of one year salary and bonus.

6. Proprietary Rights Agreement: You will be required, as a condition of your employment, to enter into an agreement containing provisions concerning confidentiality, assignment of inventions, non-competition and non-solicitation. A copy of that agreement is attached for your reference.

7. At Will Employment: Your employment with the Company will be "at will," meaning that you will not be obligated to remain employed at the Company for any specific period of time, and may cease your employment for any reason. Likewise, the Company will not be obligated to employ you for any specific period, and may terminate your employment with or without cause.

8. Immigration. This offer is conditional upon satisfactory proof of eligibility for employment, as required by the Immigration Reform and Control Act of 1986. Please complete the enclosed form and return it to Barbara Courage.

9. Administrative Support. The company agrees to provide funding to assure that local full time administrative support is provided to adequately support the Washington, DC operations by mid year 2003.

10. Miscellaneous. This agreement, along with the proprietary rights agreement described above and any stock option agreements issued to you under the Plan, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This agreement may not be modified or amended except by a written agreement signed by you and an authorized officer of the Company. In addition to any other remedies available to it, the Company will have the right to seek injunctive or other equitable relief to prevent any violation of this agreement. This agreement will be governed by the laws of the Commonwealth of Massachusetts, without regard to choice of law provisions. The failure of either party to exercise any right or the waiver by either party of any breach will not prevent a subsequent exercise of such right or be deemed a waiver of any later breach of the same or any other term of this agreement. If any provision of this agreement is held to be invalid, illegal, or unenforceable, such provision will only be modified to the extent required to be enforceable under applicable law.

     If this offer is acceptable, please indicate your acceptance and agreement by countersigning below.

                                          Sincerely,


AGREED AND ACCEPTED                       /s/ Bernard C. Bailey
                                          -------------------------------------
                                          Bernard C. Bailey
                                          President and Chief Executive Officer

/s/ Jack Dillon
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         1/6/03

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Mr. Jack Dillon
December 21, 2002
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